UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) February 7, 2005

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

GEORGIA	001-07434	58-1167100
(State or other jurisdiction of of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 706.323.3431

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     AFLAC Incorporated utilizes the form of officer restricted stock award agreement and related notice, attached hereto as Exhibits 10.1 and 10.2, respectively, to evidence grants of restricted stock awards to officers under its 2004 Long-Term Incentive Plan. AFLAC Incorporated utilizes the forms of officer stock option agreements and related notice, attached hereto as Exhibits 10.3 through 10.5, respectively, to evidence grants of nonqualified and incentive stock options to officers under its 2004 Long-Term Incentive Plan.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

	10.1	-	Form of Officer Restricted Stock Award Agreement under the 2004 AFLAC Incorporated Long-Term Incentive Plan

	10.2	-	Notice of restricted stock award to officers under the 2004 AFLAC Incorporated Long-Term Incentive Plan

	10.3	-	Form of Officer Stock Option Agreement (Non-Qualifying Stock Option) under the 2004 AFLAC Incorporated Long-Term Incentive Plan

	10.4	-	Form of Officer Stock Option Agreement (Incentive Stock Option) under the 2004 AFLAC Incorporated Long-Term Incentive Plan

	10.5	-	Notice of grant of stock options to officers under the 2004 AFLAC Incorporated Long-Term Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFLAC Incorporated

February 7, 2005	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBITS INDEX:
10.1	-	Form of Officer Restricted Stock Award Agreement under the 2004 AFLAC Incorporated Long-Term Incentive Plan

10.2	-	Notice of restricted stock award to officers under the 2004 AFLAC Incorporated Long-Term Incentive Plan

10.3	-	Form of Officer Stock Option Agreement (Non-Qualifying Stock Option) under the 2004 AFLAC Incorporated Long-Term Incentive Plan

10.4	-	Form of Officer Stock Option Agreement (Incentive Stock Option) under the 2004 AFLAC Incorporated Long-Term Incentive Plan

10.5	-	Notice of grant of stock options to officers under the 2004 AFLAC Incorporated Long-Term Incentive Plan